Exhibit 99.2

                      ENROLLMENT FORM-NEW PARTICIPANTS

                             FIFTH THIRD DIRECT

                               ENROLLMENT FORM

                    PLEASE READ CAREFULLY BEFORE SIGNING

Record Holder Status: (please check one and sign below)

[ ] I hereby represent and confirm that I am the registered holder of shares of Common Stock of Fifth Third Bancorp.

[ ] I have checked the box below for "Optional Cash Payment" and have enclosed a check or money order in an amount of at least $520 ($500 for common stock purchase plus $20 enrollment fee) to become a registered holder of Fifth Third Bancorp.

Dividend Reinvestment Options: (please check one and sign below)

[ ] Full Reinvestment: I hereby authorize Fifth Third Bancorp to pay to Fifth Third Bank, as agent for my account, all cash dividends due to me on shares of Fifth Third Bancorp Common Stock for which I am the registered holder. I want to reinvest dividends on all shares registered in my name for the purchase of full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of Fifth Third Direct, as may be amended from time to time (the "Plan").

[ ] Partial Reinvestment: I hereby authorize Fifth Third Bancorp to pay to Fifth Third Bank, as agent for my account, all cash dividends due to me on (pick one) [ ] __________ shares of Fifth Third Bancorp Common Stock; or [ ] _______ % of Fifth Third Bancorp Common Stock for which I am the registered holder. I want to reinvest dividends on the indicated number of shares or percentage of shares as so indicated in my name for the purchase of full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

[ ] No Reinvestment: I do not want to reinvest any cash dividends paid on shares of Fifth Third Bancorp Common Stock registered in my name. I will only invest voluntary cash under the terms and conditions of the Plan.

Cash Purchase Options: (please check all that apply and sign below)

[ ] Optional Cash Payment: I enclose herewith a check or money order payable to Fifth Third Direct in the sum of $_______________ (minimum $520) and hereby authorize Fifth Third Bank, as agent, to invest the entire proceeds (less any applicable fees) from that check or money order in full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

[ ] Optional Automatic Investment: I hereby authorize Fifth Third Bank, as agent, to debit my checking, savings or other account $_______________ on a monthly basis as set forth in the completed automatic debit authorization form on reverse side and invest such designated amount (less any applicable fees and commissions) in full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan. The reverse side must be completed.

I hereby appoint Fifth Third Bank as my agent under the terms and conditions of the Fifth Third Direct, as described in the Prospectus and accompanying this Enrollment Form, to receive any cash dividends that may become payable to me on any of the shares of Fifth Third Bancorp Common Stock specified below, and to apply such dividends to the purchase of shares as provided in the Plan. I acknowledge receipt of the Fifth Third Direct Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus, as same may be amended from time to time.

I understand that I may change my reinvestment options or revoke this authorization at any time by notifying Fifth Third Bank in writing of my desire to modify and/or terminate my participation in Fifth Third Direct. I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Fifth Third Bank in writing.

                            Enrollment Signatures

Return this Enrollment Form only if you wish to participate in Fifth Third Direct. This Enrollment Form, when signed, should be mailed to: Fifth Third Direct c/o Fifth Third Bank, 38 Fountain Square Plaza MD 10AT66,
Cincinnati, Ohio 45263.

All owners of shares held in joint registration must sign this Enrollment
Form.
DATE: ____________________________

__________________________________      ___________________________________
      Shareholder Signature                 Joint Shareholder Signature
                                                (if jointly held)

__________________________________      ___________________________________
  State or country (if other than         State or country (if other than
  the United States) of residence        the United States) of residence if
                                                   jointly held
Daytime Phone (_____) ____________


SUBSTITUTE           Part 1-PLEASE PROVIDE YOUR TIN AND    TIN ____________
Form W-9             CERTIFY BY SIGNING AND DATING BELOW   Social Security
                                                                Number
Department of the    _________________________________            Or
Treasury Internal    NAME (Please Print)                       Employer
Revenue Service                                             Identification
                     _________________________________
NumberPayer's Request      ADDRESS
for Taxpayer
Identification       _________________________________
Number (TIN)         CITY             STATE   ZIP CODE
and Certification

Part 2-Please check those that apply, if any:
[ ] I am subject to withholding under the provisions of the Internal Revenue Code of 1986 because (a) I have been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (b) the Internal Revenue Service has notified you that you are subject to backup withholding.
[ ]   I am awaiting a TIN.

Part 3-CERTIFICATION-UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) The number shown on this form is my correct taxpayer identification number (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

SIGNATURE ___________________________________   DATE _______________, 2000
You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return and checked the first box in Part 2 above.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W- 9 INDICATING THAT YOU ARE AWAITING A TIN.

           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the Purchase Price made to me thereafter will be withheld until I provide a number.

SIGNATURE ___________________________________   DATE _______________, 2000

                        Automatic Debit Authorization

Please indicate the account from which you would like your additional investments withdrawn. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account.

[ ]  Checking account      [ ]  Savings account      [ ]  Other account

Please print name(s) as shown on shareholder records:

__________________________________      ___________________________________
First   Middle Initial        Last      First   Middle Initial         Last

Address ___________________________________________________________________

City ___________________   State ___________________   Zip ________________

Telephone Number (______)_____________      (______)_______________________
                             Home                            Work

Signature(s)* ________________________      _______________________________
* All persons shown on shareholder records are required to sign for Automatic Debit Authorization

                 Dividend Direct Deposit Authorization Form
                   Partial Reinvestment Participants Only

Please indicate the account number and the financial institution to which you would like your dividends deposited. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account.

[ ]  Checking account      [ ]  Savings account      [ ]  Other account

Please print name(s) as shown on shareholder records:

__________________________________      ___________________________________
First   Middle Initial        Last      First   Middle Initial         Last

Address ___________________________________________________________________

City ___________________   State ___________________   Zip ________________

Telephone Number (______)_____________      (______)_______________________
                             Home                            Work

Signature(s)* ________________________      _______________________________
* All persons shown on shareholder records are required to sign for Dividend Direct Deposit